Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement of Sino Shipping Holdings Inc. on Form S-8 (File No. 333-152474) of our report dated March 16, 2009 with respect to our audit of the consolidated financial statements of Sino Shipping Holdings Inc. and subsidiaries as of December 31, 2008, which are included in the Annual Report on Form 10-K for the year ended December 31, 2008.

Wei, Wei & Co., LLP
New York, New York
March 30, 2009